UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 29, 2005

EVCI CAREER COLLEGES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	001-14827 (Commission File Number)	06-1488212 (IRS Employer Identification No.)

1 Van Der Donck Street, 2nd Floor, Yonkers, New York 10701
(Address of principal executive offices)

Registrant’s telephone number, including area code (914) 623-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 29, 2005, EVCI entered into an Employment Agreement and a change of control letter agreement with Joseph J. Looney. The terms of these agreements are summarized below:

•	Mr. Looney will serve as EVCI’s Chief Financial Officer for a term beginning October 1, 2005 and expiring September 30, 2008.

•	He is required to spend his full business time performing his duties at an annual salary for each year of the employment term as follows:

2006	2007	2008
$220,000	$230,000	$240,000

•	Bonuses are in the discretion of EVCI’s compensation committee or full board of directors after considering recommendations of EVCI’s Chief Executive Officer.

•
Mr. Looney can participate on the same basis and subject to the same qualifications applicable to other executive full-time personnel of EVCI (exclusive of Drs. Buntzman and McGrath) in any benefit plans and policies of EVCI.

•
If EVCI terminates Mr. Looney’s employment without Cause (as defined) or he terminates for Good Reason (as defined), his salary and health insurance benefits continue for six months and the non-solicitation and non-compete provisions referred to below do not apply.

•
If Mr. Looney’s employment is terminated as a result of his death or Permanent Disability (as defined), his estate or he will get a lump sum payment of three month’s salary and all benefits will be continued for six months.

•
Until 18 months after termination of Mr. Looney’s employment (except without cause by EVCI or for Good Reason by him), he cannot induce employees to leave their employment with EVCI or its subsidiaries and cannot participate in any capacity in any business activities (except as a college teacher), within 75 miles of any college, school or office operated by EVCI or any of its subsidiaries, that compete with the business then being conducted by EVCI or any of its subsidiaries.

•
If Mr. Looney’s employment with EVCI is terminated by him for good reason (as defined) or by EVCI or a successor without cause, following a sale of EVCI, he is entitled to be paid the higher of (i) the compensation and benefits he would receive under a written employment agreement with EVCI or (ii) the continuation of his salary and the same medical and dental benefits he then has for six months. A sale of EVCI is a sale of all or substantially all of EVCI’s assets, or the issuance by EVCI of shares of voting securities constituting more than 50% of EVCI’s voting securities, after giving effect, to such issuance, or a merger or consolidation in which EVCI does not survive.

In addition, EVCI entered into an Indemnification Agreement, effective, October 1, 2005 in the same form as EVCI’s indemnification agreements with its other executive officers and its directors.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits.
	Exhibit No.	Description of Exhibit
	10.1	Employment Agreement, dated as of September 29, 2005, between EVCI and Joseph J. Looney.
	10.2	Change of control letter agreement, dated September 29, 2005, between EVCI and Joseph J. Looney.
	10.3	Form of Indemnification Agreement (Incorporated by reference to EVCI’s Registration Statement on Form SB-2, filed October 23, 1998, Registration No. 333-66085).
	99.1	Press release dated October 3, 2005 and captioned “EVCI Career Colleges Hires Joseph J. Looney to serve as Chief Financial Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report, dated September 29, 2005, to be signed on its behalf by the undersigned hereunto duly authorized.

EVCI CAREER COLLEGES HOLDING CORP.

Date: October 3, 2005	By:	/s/ Dr. John J. McGrath
Name: Dr. John J. McGrath
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated as of September 29, 2005, between EVCI and Joseph J. Looney.

10.2	Change of control letter agreement, dated September 29, 2005, between EVCI and Joseph J. Looney.

10.3	Form of Indemnification Agreement (Incorporated by reference to EVCI’s Registration Statement on Form SB-2, filed October 23, 1998, Registration No. 333-66085).

99.1	Press release dated October 3, 2005 and captioned “EVCI Career Colleges Hires Joseph J. Looney to serve as Chief Financial Officer.”